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                                                                   EXHIBIT 10.31

                               FIRST AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT


      THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is made this 16th day of October, 1997, by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION doing business as SEAFIRST BANK, successor by merger to Seattle-First National Bank, a national banking association ("Seafirst" and together with its successors and assigns, the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION doing business as SEAFIRST BANK, a national banking association, as agent for Lenders (the "Agent"), SPACELABS MEDICAL, INC., a California corporation (the "Borrower") and SPACELABS MEDICAL, INC., a Delaware corporation (the "Guarantor").

                                    RECITALS

      A. Borrower, Lender, Guarantor and Agent are parties to that certain Amended and Restated Loan Agreement dated as of July 16, 1997 (as the same may be amended, modified or extended from time to time the "Loan Agreement") and the related Loan Documents described therein.

      B. Borrower has requested that the Loan Agreement be amended to make additional interest rate options available to Borrower. Lender and Agent are prepared to amend the Loan Agreement to provide an Overnight Rate option and an IBOR Rate option (as such terms are hereinbelow defined) on the terms and conditions set forth below.

      NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

      1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.

      2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is amended as follows:

            (a) AMENDMENT TO DEFINITIONS. In Section 1.1, amendments are made to the definitions, as follows:

                  (1) APPLICABLE IBOR RATE. The definition of "Applicable IBOR Rate" is added to read as follows:

                  "Applicable IBOR Rate" means the Burdick IBOR Rate or the Revolving IBOR Rate, as applicable.


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                  (2)   APPLICABLE INTEREST PERIOD. The definition of
"Applicable Interest Period" is amended and restated to read as follows:

                  "Applicable Interest Period" means, with respect to any Loan, the period commencing on the first day Borrower elects to have the Overnight Rate, the IBOR Rate, the LIBOR Rate or the Quoted Rate, as applicable, apply to such Loan and ending:

                  (a) the following Business Day in the case of a Overnight Rate Loan as specified in the Interest Rate Notice given in respect of such Overnight Rate Loan;

                  (b) One, two or three weeks thereafter in the case of a IBOR Rate Loan as specified in the Interest Rate Notice given in respect of such IBOR Rate Loan;

                  (c) One, two, three or six months thereafter in the case of a LIBOR Rate Loan as specified in the Interest Rate Notice given in respect of such LIBOR Rate Loan;

                  (d) on any date that is an anniversary of the date that the Quoted Rate was selected to apply to the Term Loan as specified in the Interest Rate Notice;

      provided, however, that the Applicable Interest Period with respect to any Loan shall end on the first LIBOR Business Day of the first, second, third, fourth or seventh month following the last day of any period during which the Base Rate or the Quoted Rate applied to such Loan, and all subsequent Applicable Interest Periods shall end on the first LIBOR Business Day of a month, provided, further, that the initial Applicable Interest Period with respect to any Burdick Loan or Revolving Loan shall end on the first LIBOR Business Day of the first, second, third, fourth or seventh month following the disbursement of such Loan, and all subsequent Applicable Interest Periods shall end on the first LIBOR Business Day of a month, provided, further, that no Applicable Interest Period for any Loan may be selected if it extends beyond the Maturity Date.

                  (3) APPLICABLE BURDICK INTEREST RATE. The definition of "Applicable Burdick Interest Rate" is amended and restated to read as follows:


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                  "Applicable Burdick Interest Rate" means for each Burdick Loan
      (or portion of thereof) the Overnight Rate, the Burdick IBOR Rate, the Burdick LIBOR Rate or the Base Rate as designated by Borrower in an Interest Rate Notice given with respect to such Burdick Loan (or portion thereof) or as otherwise determined pursuant to Section 2.8(c).

                  (4) APPLICABLE REVOLVING INTEREST RATE. The definition of "Applicable Revolving Interest Rate" is amended and restated to read as follows:

                  "Applicable Revolving Interest Rate" means for each Revolving Loan (or portion of thereof) the Overnight Rate, the Revolving IBOR Rate, the Revolving LIBOR Rate or the Base Rate as designated by Borrower in an Interest Rate Notice given with respect to such Revolving Loan (or portion thereof) or as otherwise determined pursuant to Section 2.8(c).

                  (5) BURDICK IBOR RATE. The definition of "Burdick IBOR Rate" is added to read as follows:

                  "Burdick IBOR Rate" means, for any Applicable Interest Period,
      (i) prior to the Burdick Conversion Date, an interest rate per annum equal to the IBOR Rate for such Applicable Interest Period plus fifty (50) basis points, and (ii) on and after the Burdick Conversion Date, an interest rate per annum equal to the IBOR Rate for such Applicable Interest Period plus sixty five (65) basis points.

                  (6) IBOR RATE LOAN. The definition of "IBOR Rate Loan" is added to read as follows:

                  "IBOR Rate Loan" means a Loan or portion thereof bearing interest at an IBOR Rate.

                  (7) IBOR RATE. The definition of "IBOR Rate" is added to read as follows:

                  "IBOR Rate" means, with respect to any Loan for any Applicable Interest Period, an interest rate per annum equal to the product of (i) the Offshore Rate; and (ii) the Eurodollar Reserves in effect on the first day of such Applicable Interest Period. As used herein the "Offshore Rate" means the rate of interest per annum determined by Agent as the rate at which dollar deposits in the approximate amount of such Loan for such Applicable Interest Period would be offered by Bank of America National Trust and Savings


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      Association's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America National Trust and Savings Association), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) on the first date of the proposed Applicable Interest Period. As used herein "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Loan accruing interest at the IBOR Rate shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to Lenders from time to time under such Regulation D. Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods commencing after the effective date of change.

                  (8) OVERNIGHT RATE LOAN. The definition of "Overnight Rate Loan" is added to read as follows:

                  "Overnight Rate Loan" means a Loan or portion thereof bearing interest at an Overnight Rate.

                  (9) OVERNIGHT RATE. The definition of "Overnight Rate" is added to read as follows:

                  "Overnight Rate" means, with respect to any Burdick Loan or any Revolving Loan for any Applicable Interest Period, an interest rate per annum, as determined by Agent in its sole discretion and quoted to Borrower.

                  (10) REVOLVING IBOR RATE. The definition of "Revolving IBOR Rate" is added to read as follows:

                  "Revolving IBOR Rate" means, for any Applicable Interest Period, (i) prior to the Revolving Conversion Date, an interest rate per annum equal to


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      the IBOR Rate for such Applicable Interest Period plus fifty (50) basis points, and (ii) on and after the Revolving Conversion Date, an interest rate per annum equal to the IBOR Rate for such Applicable Interest Period plus sixty five (65) basis points.

            (b) AMENDMENTS TO SECTION 2.8. In Section 2.8, amendments are made to subsections (b) and (c) as follows:

                  (1) INTEREST PAYMENT DATES. the second sentence of Subsection 2.8(b) is hereby amended and restated as follows:

      Accrued but unpaid interest on each Base Rate Loan, IBOR Rate Loan, Overnight Rate Loan and Quoted Rate Loan shall be paid on the first Business Day of the month immediately following the date hereof and continuing on the first Business Day of each month thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and on the Maturity Date.

                  (2)   SELECTION OF ALTERNATIVE RATES. Subsections 2.8(c)(1),
(2) and (4) are hereby amended and restated as follows:

                        (1)   Borrower may, subject to the requirements of this
      Section 2.8(c), on same-day notice (in the case of a selection of the Applicable IBOR Rate, Overnight Rate, or the Quoted Rate) or two (2) London Business Days' prior notice (in the case of a selection of an Applicable LIBOR Rate) elect to have interest accrue on any Loan or any portion thereof at an Applicable LIBOR Rate, and in the case of any Burdick Loan or any Revolving Loan at the Overnight Rate or the Applicable IBOR Rate, and in the case of the Term Loan at the Quoted Rate, for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered on receipt by Agent except that any Interest Rate Notice received by Agent after 10:00 a.m. (Seattle time), on any Business Day, shall be deemed to be received on the immediately succeeding Business Day. An Interest Rate Notice may be given in writing or telephonically (but, if given telephonically, shall be confirmed in writing prior to 12:00 noon (Seattle time) on the first day of the Applicable Interest Period). Such Interest Rate Notice shall identify, subject to the conditions of this Section 2.8(c), the Loan or portions thereof, the Overnight Rate, the Applicable IBOR Rate, the Applicable LIBOR Rate, the Base Rate or the Quoted Rate and the Applicable Interest Period which Borrower


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      selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of such Interest Rate Notice no Event of Default or Default has occurred and is continuing. On receipt of such Interest Rate Notice, Agent shall promptly notify each Lender by telephone (confirmed promptly by telex or facsimile transmission) of the information set forth in the Interest Rate Notice.

                        (2) Borrower's right to select an Overnight Rate, Applicable IBOR Rate or Applicable LIBOR Rate to apply to a Loan or any portion thereof shall be subject to the following conditions: (i) neither an Overnight Rate, an Applicable IBOR Rate or an Applicable LIBOR Rate may be selected for any Loan or portion thereof which is already accruing interest at an Overnight Rate, an Applicable IBOR Rate or an Applicable LIBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (ii) Agent shall not have given notice pursuant to Section 2.8(e) that the LIBOR Rate selected by Borrower is not available; (iii) in the case of a Burdick Loan, the aggregate of all Burdick Loans or portions thereof accruing interest at a particular Overnight Rate, IBOR Rate or LIBOR Rate for the same Applicable Interest Period, and in the case of a Revolving Loan, the aggregate of all Revolving Loans or portions thereof accruing interest at a particular Overnight Rate, IBOR Rate or LIBOR Rate for the same Applicable Interest Period, shall, in each case, be an integral multiple of Five Thousand Dollars ($5,000); (iv) no Default or Event of Default shall have occurred and be continuing; and (v) if Borrower elects to have some portion (but less than all) of the Burdick Loans or the Revolving Loans accrue interest at a designated Overnight Rate, IBOR Rate or LIBOR Rate, Borrower shall select a portion of each Lender's Burdick Loans or Revolving Loans, as the case may be, to accrue interest at such rate in proportion to their respective Burdick Percentage Interests or Revolving Percentage Interests, as the case may be.

                        (4) In the absence of an effective request for the application of an Overnight Rate, an Applicable IBOR Rate, an Applicable LIBOR Rate or Quoted Rate, the Loans or remaining portions thereof shall accrue interest at the Base Rate.


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                  (3)   UNAVAILABLE IBOR OR LIBOR RATES. Subsection 2.8(e) is
hereby amended and restated as follows:

                  (e) UNAVAILABLE IBOR OR LIBOR RATES. If, for any reason, any Lender determines that a fair and adequate means does not exist for establishing a particular IBOR Rate or LIBOR Rate or that the making or continuation of any IBOR Rate Loan or LIBOR Rate Loan by such Lender has become unlawful, then such Lender may give notice of that fact to Agent and Borrower and such determination shall become conclusive and binding absent manifest error. After such notice has been given and until Lender notifies Agent and Borrower that the circumstances giving rise to such notice no longer exist, such IBOR Rate or LIBOR Rate, as the case may be, shall no longer be available in respect of Loans. Any subsequent request by Borrower to have interest accrue at such an IBOR Rate or LIBOR Rate shall be deemed to be a request for interest to accrue at the Base Rate. If such Lender shall thereafter determine to permit borrowing at such rate, such Lender shall notify Agent and Borrower in writing of that fact, and Borrower shall then once again become entitled to request that such IBOR Rate or LIBOR Rate apply to the Loans in accordance with Section 2.8(c).

                  (4) SELECTION OF ALTERNATIVE RATES. The first paragraph of Subsection 2.8(f) is hereby amended and restated as follows:

      In the event that after the date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any Government Authority charged with the administration or interpretation thereof, or any condition is imposed by any Government Authority after the date hereof or any change occurs in any condition imposed by any Government Authority on or prior to the date hereof which:

                        (1) subjects any Lender to any Tax, or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any IBOR Rate Loan, LIBOR Rate Loan, Quoted Rate Loan, the Notes (to the extent such Note evidences an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan) or fees in respect of such Lender's obligation to make an IBOR Rate Loan, a LIBOR Rate Loan, a Quoted Rate Loan or other amounts payable with respect to any IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan (other than a


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      change in the rate of tax based solely on the overall net or gross income of such Lender); or

                        (2) imposes, modifies, or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of Applicable IBOR Rate, Applicable LIBOR Rate or Quoted Rate; or

                        (3) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which such Lender or any corporation controlling such Lender is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of any Loan hereunder; or

                        (4) imposes upon any Lender any other condition with respect to any IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan or its obligation to make an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan; which, as a result thereof,

      (a) increases the cost to any Lender of making or maintaining its Loans hereunder, or (b) reduces the net amount of any payment received by any Lender in respect of its IBOR Rate Loans, LIBOR Rate Loans or Quoted Rate Loans (whether of principal, interest, or otherwise), or (c) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its IBOR Rate Loans, LIBOR Rate Loans or Quoted Rate Loans, in each case by an amount which such Lender in its sole judgment deems material, then in any such case Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by such Lender shall be delivered to Borrower and Agent and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such


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      amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.8(f) shall be binding on Borrower in the absence of manifest error.

            (c) AMENDMENT TO SECTION 2.9. Section 2.9 is hereby amended and restated as follows:

                  SECTION 2.9 PREPAYMENTS. Base Rate Loans may be repaid at any time without a prepayment fee. Overnight Rate Loans, IBOR Rate Loans, LIBOR Rate Loans and any Quoted Rate Loan may be repaid at the end of an Applicable Interest Period without a prepayment fee. Quoted Rate Loans may not be voluntarily repaid prior to the end of the Applicable Interest Period. If an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is repaid prior to the end of the Applicable Interest Period, a prepayment fee computed in the manner set out in Schedule 1 shall be assessed and paid at the time of such early repayment. Such fee shall apply in all circumstances where an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory or the result of Agent's or Lenders' collection efforts.

            (d)   AMENDMENT TO SECTION 2.10. The first sentence of subsection
Section 2.10(b) is hereby amended and restated as follows:

      Each Lender is hereby authorized to record the date and amount of the Loans it makes, the Base Rate, the Overnight Rate, the Applicable IBOR Rate, Applicable LIBOR Rate or Quoted Rate, as applicable, and the date and amount of each payment of principal and interest thereon on a schedule annexed to or kept in respect of any Note.

            (e) AMENDMENTS TO SCHEDULE 1: Schedule 1 is hereby amended and restated as set forth in Schedule 1 attached hereto.

      3. CONDITIONS TO EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

            (a) DELIVERY OF AMENDMENT. Borrower, Agent, Guarantor and each Lender shall have executed and delivered counterparts of this Amendment to Agent;


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            (b)   CORPORATE AUTHORITY. Agent shall have received in form and substance reasonably satisfactory to it (1) a copy of a resolution adopted by the Board of Directors of each of Borrower and Guarantor authorizing the execution, delivery and performance of this Amendment certified by the Secretary of Borrower; (2) evidence of the authority and specimen signatures of the persons who have signed this Amendment on behalf of Borrower and Guarantor; and
(3) such other evidence of corporate authority as Agent or any Lender shall request;

            (c) CONSENT OF GUARANTOR. Guarantor shall have executed the subjoined Guarantor's Consent;

            (d) REPRESENTATIONS TRUE; NO DEFAULT. The representations of Borrower as set forth in Article 4 of the Loan Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of the Amendment Documents; and

            (e) OTHER DOCUMENTS. Agent and Lenders shall have received such other documents, instruments, and undertakings as Agent and such Lender may reasonably request.

      4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 4 of the Loan Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

      5. NO FURTHER AMENDMENT. Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Lender in connection with the preparation of this Amendment and the closing of the transactions contemplated hereby.

      6.    MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Amendment comprises the entire agreement of the parties with respect to the subject


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matter hereof and supersedes all prior oral or written agreements, representations or commitments.

            (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

            (c) GOVERNING LAW. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

            (d)   ORAL AGREEMENTS NOT ENFORCEABLE.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.


      BORROWER:                   SPACELABS MEDICAL, INC., a
                                  California corporation



                                  By /s/ JAMES A. RICHMAN
                                     -------------------------------------------
                                     Its Vice President and Corporate Controller
                                     -------------------------------------------


      GUARANTOR:                  SPACELABS MEDICAL, INC., a Delaware
                                  corporation



                                  By /s/ JAMES A. RICHMAN
                                     -------------------------------------------
                                     Its Vice President and Corporate Controller
                                     -------------------------------------------


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      LENDER:                     BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, successor by
                                  merger to Seattle-First National
                                  Bank, a national banking
                                  association



                                  By /S/ HANK KNOTTNERUS
                                  --------------------------------------------
                                  Its Vice President



        AGENT: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association



                                  By /S/ DORA A. BROWN
                                  --------------------------------------------
                                  Its Vice President


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                               GUARANTOR'S CONSENT

      SPACELABS MEDICAL, INC., a Delaware corporation (the "Guarantor") is a guarantor of the indebtedness, liabilities and obligations of SPACELABS MEDICAL, INC., a California corporation (the "Borrower") under the Amended and Restated Loan Agreement and the other Loan Documents described in the Loan Agreement. Guarantor hereby acknowledges that it has received a copy of the First Amendment to Amended and Restated Loan Agreement dated as of October 16, 1997 by and among Borrower, Bank of America National Trust and Savings Association doing business as Seafirst Bank, as lender, Bank of America National Trust and Savings Association doing business as Seafirst Bank, as agent, and Guarantor (the "Amendment") and hereby consents to its contents, including all prior and current amendments to the Loan Agreement and the other Loan Documents described therein (notwithstanding that such consent is not required). Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Loan Documents shall include the obligations of Borrower under the Loan Documents as amended by the Amendment.


      GUARANTOR:                  SPACELABS MEDICAL, INC., a Delaware
                                  corporation



                                  By /s/ JAMES A. RICHMAN
                                     -------------------------------------------
                                     Its Vice President and Corporate Controller
                                     -------------------------------------------


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                                   SCHEDULE 1

                                 Prepayment Fees

      The amount of the fee to be paid pursuant to Section 2.7 shall depend on the following:

      (1) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. As used herein, "Reference Date" shall mean the first day of an Applicable Interest Period. As used herein, "Prepayment Date" shall mean the date Borrower either voluntarily or involuntarily prepays an Overnight Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

            (a) A "reference rate" equal to the average interest rate yield at the Reference Date for U.S. Government Securities having maturities equivalent to that of the applicable Overnight Rate Loan, IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan will be determined in the manner described below for determining applicable rates but will be established as of the Reference Date for the Applicable Interest Period. This rate represents interest rate levels at the time an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is made or its interest rate fixed.

            (b) An "applicable rate," determined as described below, represents interest rate levels as of the Prepayment Date.

      (2)   The amount of principal prepaid.

      (3) A payment fee factor (see "payment fee factor schedule" below). This factor represents the economic loss to a Lender resulting from a one dollar payment if rates were to drop by one percent from the time the rate was fixed.


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                          CALCULATION OF PREPAYMENT FEE

      If the reference rate is lower than or equal to the applicable rate, there is no prepayment fee.

      If the applicable rate is lower than the reference rate, the prepayment fee shall be equal to the difference between the reference rate and the applicable rate (expressed as a decimal), multiplied by the appropriate factor from the prepayment fee factor schedule, multiplied by the principal amount of the LIBOR Rate Loan or Quoted Rate Loan which is prepaid.

      Example:

      A LIBOR Rate Loan with principal of $850,000 is fully prepaid with 4 months remaining prior to the end of the Applicable Interest Period. A reference rate of 10% was assigned to the LIBOR Rate Loan when the rate was fixed. The applicable rate (as determined by current 4-month U.S. Treasury rates) is 8.5%. Rates are therefore judged to have dropped by 1.5% since the rate was fixed, and a prepayment fee applies.

      A prepayment fee factor of .37 is determined from the tables below, and the prepayment fee is computed as follows:

Prepayment Fee = (.10-.085) x (.37) x ($850,000) = $4,717.50

                                APPLICABLE RATES

      The applicable rate is equal to the average interest rate yield at the time of prepayment for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

      The applicable rate shall be determined from the Federal Reserve Statistical Release (Publication H.15(519)) in the "This Week" (most recent week) column under the heading U.S. Government Securities - Treasury Bills - Secondary Market, interpolated to the nearest month.

      Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of prepayment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.


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
                        PREPAYMENT FEE FACTOR SCHEDULES

                            Months Remaining in the
           Applicable Interest Period for IBOR or LIBOR Rate Loans(1)

                             0      1      2      3       4      5      6
                            ---    ---    ---    ---     ---    ---    ---
             Factors         0     .09    .18    .28     .37    .46    .55


                             7      8      9      10     11     12
                            ---    ---    ---    ----   ----   ----
             Factors        .64    .73    .82    .92    1.01   1.10


                            Months Remaining in the
              Applicable Interest Period for Quoted Rate Loans(1)

                           0        3      6      9       12     24     36
                          ---      ---    ---    ---     ----   ----   ----
             Factors       0       .30    .59    .86     1.15    2.2    3.3


                          48    60    84    120   240   360
                         ----  ----  ----  ----  ----  ----
             Factors      4.3   5.3   7.1   9.4  15.0  18.1


----------
(1) If the remaining Applicable Interest Period or time prior to scheduled maturity is between any two time periods in the above schedules, interpolate between the corresponding factors.

      No Lender is required to actually reinvest the paid principal in any U.S. Government Treasury obligations as a condition to receiving a prepayment fee as calculated above.


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